Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Second Quarter 2017 Financial Results

ATLANTA, August 1, 2017 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the second quarter and six months ended June 30, 2017.

“We are pleased to report our fourth consecutive quarter of growth in revenue from continuing operations, delivering 10.4% growth on a year-over-year constant dollar basis. We also continue to successfully execute on our long-term strategy of growing our core recovery audit business while expanding our client value proposition into analytics and supplier information management services. We are starting to see positive client response to our Lavante SIM™ services and signed several contracts during the quarter. In addition, after announcing the PRGX OPTIX™ analytics suite in February, we experienced positive client traction with five active engagements in Q2. We are encouraged by the growing pipeline of opportunities with new and existing clients in our adjacent services business,” said Ron Stewart, president and chief executive officer of PRGX.

“Our global recovery audit business also delivered another solid quarter, led by our global commercial recovery audit business, which achieved year-over-year organic growth of 52.4% driven by growth in every region of the world,” continued Stewart.

“Based on our Q2 results and continued momentum, we remain confident that we will meet our 2017 guidance of year-over-year double digit revenue and Adjusted EBITDA growth on a constant dollar basis,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended June 30, 2017

Consolidated revenue from continuing operations for the second quarter of 2017 was $38.5 million, compared to $35.3 million for the same period last year, an increase of 9.1%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 10.4% in the second quarter of 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 11.6% in the second quarter of 2017 compared to the same period in 2016. Second quarter 2017 revenue from the Adjacent Services segment was $1.2 million compared to $1.5 million in 2016.

Total cost of revenue from continuing operations for the second quarter of 2017 was $25.6 million, or 66.5% of revenue, compared to $23.4 million, or 66.4% of revenue, in the same period last year.

SG&A expenses from continuing operations for the second quarter of 2017 were $11.4 million, compared to $9.6 million in the prior year period. The increase in SG&A expenses was primarily attributable to Lavante and C&CA operating costs that were not in the prior year, and increased stock-based compensation.

Consolidated net loss from continuing operations for the second quarter of 2017 was $0.3 million, or $0.01 per basic and diluted share, compared to a net loss of less than $0.1 million, or $0.00 per basic and diluted share, for the same period in 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the second quarter of 2017 was $3.5 million, or 9.0% of revenue, compared to Adjusted EBITDA of $3.5 million, or 9.9% of revenue, in the second quarter 2016. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Six Months Ended June 30, 2017

Consolidated revenue from continuing operations for the six months ended June 30, 2017 was $72.1 million, compared to $66.5 million for the same period last year, an increase of 8.4%. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 9.8% in the six months ended June 30, 2017, compared to the same period in the prior year. On a constant dollar basis, revenue from the Recovery Audit Services segments increased 8.9% in the six months ended June 30, 2017 compared to the same period in 2016. On a constant dollar basis, revenue from the Adjacent Services segment increased 39.4% for the six months ended June 30, 2017 compared to the same period in 2016.

Total cost of revenue from continuing operations for the six months ended June 30, 2017 was $48.6 million, or 67.5% of revenue, compared to $45.1 million, or 67.8% of revenue, in the same period last year.

SG&A expenses from continuing operations for the six months ended June 30, 2017 were $22.0 million, compared to $18.5 million in the prior year period. The increase in SG&A expenses was primarily attributable to Lavante and C&CA operating costs that were not in the prior year, and increased stock-based compensation.

Consolidated net loss from continuing operations for the six months ended June 30, 2017 was $2.2 million, or $0.10 per basic and diluted share, compared to a net loss of $0.1 million, or $0.00 per basic and diluted share, for the same period in 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the six months ended June 30, 2017 was $5.6 million, or 7.8% of revenue, compared to Adjusted EBITDA of $5.5 million, or 8.3% of revenue, for the same period in the prior year. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the second quarter of 2017 was $4.6 million compared to $0.5 million in the second quarter of the prior year, and $1.3 million for the six months ended June 30, 2017 compared to $5.5 million in the same period in the prior year.

At June 30, 2017, the Company had unrestricted cash and cash equivalents of $12.9 million, and borrowings of $13.6 million against its $35.0 million revolving credit facility.

As of July 21, 2017, the Company had approximately 22.4 million shares of common stock outstanding.

Second Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s second quarter 2017 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 36852087.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2017. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 30% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, PRGX provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the Company’s progress in integrating recent acquisitions, the level of client interest in the PRGX OPTIX analytics suite and Lavante SIM solution, and the Company’s expectations regarding its ability to achieve its 2017 guidance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 16, 2017. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Revenue	$38,510	$35,291	$72,079	$66,524
Operating expenses:
Cost of revenue	25,605	23,431	48,631	45,077
Selling, general and administrative expenses	11,424	9,620	21,960	18,468
Depreciation of property and equipment	1,109	1,216	2,329	2,448
Amortization of intangible assets	722	395	1,444	789

Total operating expenses	38,860	34,662	74,364	66,782

Operating income (loss)	(350)	629	(2,285)	(258)

Foreign currency transaction (gains) losses on short-term intercompany balances	(957)	196	(1,509)	(811)
Interest expense (income), net	48	(12)	85	(41)
Other (income) loss	5	18	(194)	28

Income (loss) from continuing operations before income taxes	554	427	(667)	566

Income tax expense	879	460	1,506	664

Net income (loss) from continuing operations	$(325)	$(33)	$(2,173)	$(98)

Discontinued operations:
Income (loss) from discontinued operations	$(349)	$(559)	$(685)	$(1,046)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net income (loss) from discontinued operations	(349)	(559)	(685)	(1,046)

Net income (loss)	$(674)	$(592)	$(2,858)	$(1,144)

Basic earnings (loss) per common share:
Basic from continuing operations	$(0.01)	$(0.00)	$(0.10)	$(0.00)
Basic from discontinued operations	(0.02)	(0.03)	(0.03)	(0.05)

Total basic earnings (loss) per common share	$(0.03)	$(0.03)	$(0.13)	$(0.05)

Diluted earnings (loss) per common share:
Diluted from continuing operations	$(0.01)	$(0.00)	$(0.10)	$(0.00)
Diluted from discontinued operations	(0.02)	(0.03)	(0.03)	(0.05)

Total diluted earnings (loss) per common share	$(0.03)	$(0.03)	$(0.13)	$(0.05)

Weighted average common shares outstanding:
Basic	22,227	21,969	22,087	22,202

Diluted	22,227	21,969	22,087	22,202

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,870	$15,723
Restricted cash	161	47
Receivables:
Contract receivables, net	31,770	31,464
Employee advances and miscellaneous receivables, net	2,097	2,184

Total receivables	33,867	33,648

Prepaid expenses and other current assets	4,563	3,363

Total current assets	51,461	52,781

Property and equipment, net	14,376	12,236
Goodwill	22,803	13,823
Intangible assets, net	9,560	10,998
Deferred income taxes	2,228	2,269
Other assets	1,140	1,367

Total assets	$101,568	$93,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,917	$7,299
Accrued payroll and related expenses	12,688	13,868
Refund liabilities and deferred revenue	9,297	9,230
Short-term debt	—	3,600
Other current liabilities	2,079	2,078

Total current liabilities	32,981	36,075

Refund liabilities	714	804
Long-term debt	13,600	—
Other long-term liabilities	2,393	4,205

Total liabilities	49,688	41,084

Shareholders’ equity:
Common stock	224	218
Additional paid-in capital	577,754	575,118
Accumulated deficit	(526,091)	(523,233)
Accumulated other comprehensive income (loss)	(7)	287

Total shareholders’ equity	51,880	52,390

Total liabilities and shareholders’ equity	$101,568	$93,474

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$(674)	$(592)	$(2,858)	$(1,144)

Income tax expense	879	460	1,506	664
Interest expense (income), net	48	(12)	85	(41)

EBIT	253	(144)	(1,267)	(521)

Depreciation of property and equipment	1,113	1,219	2,333	2,455
Amortization of intangible assets	722	395	1,444	789

EBITDA	2,088	1,470	2,510	2,723

Foreign currency transaction (gains) losses on short-term intercompany balances	(957)	196	(1,509)	(811)
Other gains and losses	5	18	(194)	28
Transformation severance and related expenses	314	557	899	1,095
Stock-based compensation	1,688	1,035	3,254	1,799

Adjusted EBITDA	$3,138	$3,276	$4,960	$4,834

Adjusted EBITDA from continuing operations	$3,484	$3,500	$5,641	$5,537

Adjusted EBITDA from discontinued operations	$(346)	$(224)	$(681)	$(703)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net Income (loss)	$(674)	$(592)	$(2,858)	$(1,144)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,833	1,600	3,777	3,244
Stock-based compensation expense	1,688	1,026	3,254	1,799
Foreign currency transaction (gains) losses on short-term intercompany balances	(957)	196	(1,509)	(811)
(Increase)/Decrease in receivables	116	(816)	2,153	2,267
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	4,436	(692)	282	663
Other, primarily changes in assets and liabilities	(1,825)	(178)	(3,823)	(556)

Net cash provided by operating activities	4,617	544	1,276	5,462

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(2,549)	(1,115)	(4,049)	(2,138)
Business Acquisition	12	—	(10,128)	—

Net cash used in investing activities	(2,537)	(1,115)	(14,177)	(2,138)

Cash flows from financing activities:
Repurchase of common stock	—	(1,034)	—	(3,658)
Borrowing under line of credit	—	—	10,000
Other, net	222	(95)	604	(11)

Net cash (used in) provided by financing activities	222	(1,129)	10,604	(3,669)

Effect of exchange rates on cash and cash equivalents	(967)	1,175	(556)	397

Net (decrease) increase in cash and cash equivalents	1,335	(525)	(2,853)	52

Cash and cash equivalents at beginning of period	11,535	15,699	15,723	15,122

Cash and cash equivalents at end of period	$12,870	$15,174	$12,870	$15,174

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	Change	2017	2016	Change
Revenue
Recovery Audit Services - Americas	$26,553	$25,122	$1,431	$50,936	$46,689	$4,247
Recovery Audit Services - Europe/Asia-Pacific	10,773	8,698	2,075	18,604	17,947	657
Adjacent Services	1,184	1,471	(287)	2,539	1,888	651

Total	$38,510	$35,291	$3,219	$72,079	$66,524	$5,555

Cost of revenue
Recovery Audit Services - Americas	$17,324	$15,614	$1,710	$32,602	$29,938	$2,664
Recovery Audit Services - Europe/Asia-Pacific	6,717	6,261	456	12,903	12,373	530
Adjacent Services	1,564	1,556	8	3,126	2,766	360

Total	$25,605	$23,431	$2,174	$48,631	$45,077	$3,554

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,615	$2,171	$444	$4,658	$4,310	$348
Recovery Audit Services - Europe/Asia-Pacific	1,786	1,608	178	3,133	3,138	(5)
Adjacent Services	959	216	743	2,130	336	1,794
Corporate Support	6,064	5,625	438	12,039	10,684	1,355

Total	$11,424	$9,620	$1,803	$21,960	$18,468	$3,492

Depreciation of property and equipment
Recovery Audit Services - Americas	$779	$936	$(157)	$1,689	$1,928	$(239)
Recovery Audit Services - Europe/Asia-Pacific	152	140	12	292	238	54
Adjacent Services	178	140	38	348	282	66

Total	$1,109	$1,216	$(107)	$2,329	$2,448	$(119)

Amortization of intangible assets
Recovery Audit Services - Americas	$328	$373	$(45)	$657	$745	$(88)
Recovery Audit Services - Europe/Asia-Pacific	—	—	—	—	—	—
Adjacent Services	394	22	372	787	44	743

Total	$722	$395	$327	$1,444	$789	$655

Operating income (loss)
Recovery Audit Services - Americas	$5,507	$6,028	$(521)	$11,330	$9,768	$1,562
Recovery Audit Services - Europe/Asia-Pacific	2,118	689	1,429	2,276	2,198	78
Adjacent Services	(1,911)	(463)	(1,448)	(3,852)	(1,540)	(2,312)
Corporate Support	(6,064)	(5,625)	(438)	(12,039)	(10,684)	(1,355)

Total	$(350)	$629	$(978)	$(2,285)	$(258)	$(2,027)

Adjusted EBITDA
Recovery Audit Services - Americas	$6,802	$7,613	$(811)	$13,940	$12,861	$1,079
Recovery Audit Services - Europe/Asia-Pacific	2,354	855	1,499	2,790	2,532	258
Adjacent Services	(1,293)	(301)	(992)	(2,672)	(1,214)	(1,458)
Corporate Support	(4,379)	(4,667)	288	(8,417)	(8,642)	225

Total	$3,484	$3,500	$(16)	$5,641	$5,537	$104

*	The Recovery Audit Services - Americas segment represents retail, commercial and contract compliance recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents retail, commercial and contract compliance recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.